                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 SCHEDULE 13E-3

                        RULE 13E-3 TRANSACTION STATEMENT
       (PURSUANT TO SECTION 13(e) OF THE SECURITIES EXCHANGE ACT OF 1933)


                           MEDICUS SYSTEMS CORPORATION
                              (Name of the issuer)

                              QUADRAMED CORPORATION
                        (Name of person filing statement)
                                -----------------
                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                         (Title of class of securities)

                             KEITH M. ROBERTS, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                              QUADRAMED CORPORATION
                     80 E. SIR FRANCIS DRAKE BLVD., SUITE 2A
                           LARKSPUR, CALIFORNIA 94939
                                 (415) 461-7725
           (Name, address, and telephone number of persons authorized to receive notices and communications on behalf
                          of persons filing statement)

                                   COPIES TO:

          SCOTT D. LESTER, ESQ.                  J. CRAIG WALKER, ESQ.
     BROBECK, PHLEGER & HARRISON LLP               BELL, BOYD & LLOYD
                ONE MARKET                     THREE FIRST NATIONAL PLAZA
            SPEAR STREET TOWER             70 WEST MADISON STREET, SUITE 3300
     SAN FRANCISCO, CALIFORNIA 94105            CHICAGO, ILLINOIS 60602
              (415) 442-0900                         (312) 373-1121

                                -----------------

This statement is filed in connection with (check the appropriate box):


a. [X] The filing of solicitation materials or an information statement subject to Regulation 14A, Regulation 14C or Rule 13e-3(c) under the Securities Exchange Act of 1934.

b. [X] The filing of a registration statement under the Securities Act of 1933.

c.   [ ] A tender offer.

d.   [ ] None of the above.

Check the following box if the soliciting materials or information statement referred to in checking box (a) are preliminary copies. [X]

                            CALCULATION OF FILING FEE


          TRANSACTION VALUATION*          AMOUNT OF FILING FEE

          $ N/A                           $ N/A

[X] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid.


     Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     Amount Previously Paid:  Not applicable
     Form or Registration No.: S-4
     Filing Party: QuadraMed Corporation
     Date Filed: January 23, 1998

                                  INTRODUCTION

         This Rule 13e-3 Transaction Statement on Schedule 13E-3 is being filed by QuadraMed Corporation, a Delaware corporation ("QuadraMed"), concurrently with a registration statement on Form S-4 filed with the Securities and Exchange Commission, which includes a proxy statement/prospectus to be delivered to the stockholders of Medicus Systems Corporation, a Delaware corporation ("Medicus"), in connection with a Special Meeting of Stockholders of Medicus (the "Proxy Statement/Prospectus"). A copy of the Proxy Statement/Prospectus is attached hereto as Exhibit (d)(1). The information contained in the Proxy Statement/Prospectus, including all of the annexes thereto, is expressly incorporated herein by reference and the responses to each item are qualified in their entirety by reference to the information contained in the Proxy Statement/Prospectus and the annexes thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Proxy Statement/Prospectus.

         The following cross-reference sheet is being supplied pursuant to General Instruction F to Schedule 13E-3 and shows the location in the Proxy Statement/Prospectus of the information required to be included in this Schedule 13E-3.


                                       1.

ITEM NUMBER AND CAPTION IN SCHEDULE 13E-3 AND
LOCATION IN THE PROXY STATEMENT/PROSPECTUS


1.       ISSUER AND CLASS OF SECURITY
         SUBJECT TO THE TRANSACTION

         (a) "Summary -- Parties to the Merger" and "Certain Information Concerning Medicus"

         (b) "Summary -- The Special Meeting -- Vote Required; Record Date" and "The Special Meeting -- Required Vote"

         (c)   "Summary -- Comparative Per Share Prices"

         (d)   "Summary -- Comparative Per Share Prices"

         (e)   Not Applicable

         (f)   "The Stock Purchase Agreements and Warrants"

2.       IDENTITY AND BACKGROUND

         "Summary of Proxy Statement/Prospectus,"

         "Certain Information Concerning QuadraMed" and

         "Certain Information Concerning Medicus"

3.       PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS

         (a)(1)      Not Applicable

         (a)(2) "Special Factors -- Background of the Merger" and "The Stock Purchase Agreements and Warrants"

         (b)         "Special Factors" and "The Stock Purchase Agreements and
                     Warrants"

4.       TERMS OF THE TRANSACTION

         (a)   "Summary," "Special Factors," "The Merger" and "The Merger
               Agreement"

         (b)   "Summary," "Special Factors," "The Merger" and "The Merger
               Agreement"

5.       PLANS OR PROPOSALS OF THE
         ISSUER OR AFFILIATE

         (a) - (g)   "Special Factors -- Purpose and Structure of the
                     Merger" and "Special Factors -- Certain Effects of the
                     Merger; Plans for the Company After the Merger"

6.       SOURCE AND AMOUNTS OF FUNDS
         OR OTHER CONSIDERATION

         (a) - (b)   "Special Factors -- Source and Amount of Funds" and "The
                     Merger Agreement -- Termination; Expenses; Amendment;
                     Waiver"

         (c) - (d)   Not Applicable


                                       2.

7.       PURPOSE(S), ALTERNATIVES,
         REASONS AND EFFECTS

         (a) - (c)  "Special Factors -- Background of the Merger," "Special
                    Factors -- Purpose and Structure of the Merger," "Special Factors -- Recommendation of the Board of Directors of Medicus; Reasons for the Merger," "Special Factors -- Opinion of Medicus' Financial Advisor," "Special Factors -- Certain Effects of the Merger; Plans for the Company After the Merger" and "Special Factors -- Approval of the Board of Directors of QuadraMed; Reasons for the Merger"

         (d) "Special Factors -- Purpose and Structure of the Merger," "Special Factors -- Certain Effects of the Merger; Plans for the Company After the Merger," "Special Factors -- Interests of Certain Persons in the Merger," "Special Factors -- Federal Income Tax Consequences," "Special Factors -- Accounting Treatment," "Special Factors -- Appraisal Rights," "The Merger Agreement -- Terms of the Merger," "The Merger Agreement -- Limitation on Shares Issuable," "The Merger Agreement -- Election for Shares or Cash" and "The Merger Agreement -- Surrender and Payment"

8.       FAIRNESS OF THE TRANSACTION

         (a) - (e)  "Special Factors -- Background of the Merger," "Special
                    Factors -- Purpose and Structure of the Merger," "Special Factors -- Recommendation of the Board of Directors of Medicus; Reasons for the Merger," "Special Factors -- Opinion of Medicus' Financial Advisor" and "Special Factors -- Approval of the Board of Directors of QuadraMed; Reasons for the Merger"

         (f)        Not Applicable

9.       REPORTS, OPINIONS, APPRAISALS
         AND CERTAIN NEGOTIATIONS

         (a) - (c)  "Special Factors -- Background of the Merger," "Special
                    Factors -- Recommendation of the Board of Directors of Medicus; Reasons for the Merger," and "Special Factors -- Opinion of Medicus' Financial Advisor"

10.      INTEREST IN SECURITIES OF THE
         ISSUER

         (a) "Special Factors -- Background of the Merger," "Special Factors -- Interests of Certain Persons in the Merger" and " The Stock Purchase Agreements and Warrants"

         (b)        Not Applicable


                                       3.

11.      CONTRACTS, ARRANGEMENTS OR
         UNDERSTANDINGS WITH RESPECT
         TO THE ISSUER'S SECURITIES

               "Summary," "Special Factors -- Background of the Merger," "Special Factors -- Interests of Certain Persons in the Merger," "The Stock Purchase Agreements and Warrants," "The Special Meeting -- Required Vote," "The Merger -- General," "The Merger -- Treatment of Stock Options and Outstanding Warrants," "The Merger Agreement -- Terms of the Merger," "The Merger Agreement -- Limitation on Shares Issuable," "The Merger Agreement -- Conditions to the Consummation of the Merger" and "The Merger Agreement -- Covenants"

12.      PRESENT INTENTION AND
         RECOMMENDATION OF CERTAIN
         PERSONS WITH REGARD TO THE
         TRANSACTION

         (a) - (b)  "Summary -- Recommendation of the Medicus Board of
                    Directors," "Special Factors -- Background of the Merger," "Special Factors -- Recommendation of the Board of Directors of Medicus; Reasons for the Merger," "Special Factors -- Interests of Certain Persons in the Merger," "The Stock Purchase Agreements and Warrants" and "The Special Meeting -- Required Vote"

13.      OTHER PROVISIONS OF THE
         TRANSACTION

         (a) "Summary -- Special Factors" and "Special Factors -- Appraisal Rights"

         (b)   Not Applicable

         (c)   Not Applicable

14.      FINANCIAL INFORMATION

         (a)(1) "Incorporation of Certain Documents by Reference" and "Available Information"

         (a)(2) "Incorporation of Certain Documents by Reference" and "Available Information"

         (a)(3)      Not Applicable

         (a)(4)      "Summary--Comparative Historical and Combined Per Share
                     Data"

         (b)(1) "Summary--Unaudited Pro Forma Combined Selected Financial Data for QuadraMed and Medicus" and "Pro Forma Financial Data"

         (b)(2) "Summary--Unaudited Pro Forma Combined Selected Financial Data for QuadraMed and Medicus" and "Pro Forma Financial Data"

         (b)(3) "Summary--Comparative Historical and Combined Per Share Data" and "Pro Forma Financial Data"

15.      PERSONS AND ASSETS EMPLOYED,
         RETAINED OR UTILIZED

         (a)   "Special Factors -- Interests of Certain Persons in the Merger"

         (b)   "The Special Meeting -- Solicitation of Proxies"


                                       4.

ITEM 1.        ISSUER AND CLASS OF SECURITY SUBJECT TO THE TRANSACTION

         (a) The information set forth in "Summary of -- Parties to the Merger" and "Certain Information Concerning Medicus" in the Proxy Statement/Prospectus is hereby incorporated herein by reference.

         (b) The information set forth in "Summary -- The Special Meeting -- VOte Required; Record Date" and "The Special Meeting -- Required Vote" in the Proxy Statement/Prospectus is hereby incorporated herein by reference.

         (c) The information set forth in "Summary -- Comparative Per Share Prices" in the Proxy Statement/Prospectus is hereby incorporated herein by reference.

         (d) The information set forth in "Summary -- Comparative Per Share Prices" in the Proxy Statement/Prospectus is hereby incorporated herein by reference.

         (e) On October 10, 1996, QuadraMed offered for sale 2,500,000 shares of common stock, $0.01 par value, at an offering price per share of $12.00 resulting in aggregate proceeds received by QuadraMed of $27,900,000. On October 21, 1997, QuadraMed offered for sale 3,795,000 shares of common stock, $0.01 par value, at an offering price per share of $17.625 resulting in aggregate proceeds received by QuadraMed of $57,919,543.

         (f) The information set forth in "The Stock Purchase Agreements and Warrants" in the Proxy Statement/Prospectus is hereby incorporated herein by reference.

ITEM 2.        IDENTITY AND BACKGROUND

         (a) - (d) and (g) This Statement is being filed by Medicus and QuadraMed as an affiliate of Medicus. Medicus is the issuer of the common stock which is the subject of the Rule 13e-3 transaction. The information set forth in "Certain Information Concerning QuadraMed" and "Certain Information Concerning Medicus" in the Proxy Statement/Prospectus is hereby incorporated herein by reference.

         The following is certain information regarding the Company's affiliates:

         QuadraMed's executive offices are located at 80 East Sir Francis Drake Blvd., Suite 2A, Larkspur, California 94939 and its telephone number is (415) 461-7725.

         (e) - (f) During the last five years, no person listed above has been convicted in a criminal proceeding or has been party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining further violations of, or prohibiting activities, subject to, federal or state securities laws or finding any violations of such laws.

ITEM 3.        PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS

         (a)(1)  Not Applicable.

         (a)(2) The information set forth in "Special Factors -- Background of the Merger" and "The Stock Purchase Agreements and Warrants" in the Proxy Statement/Prospectus is hereby incorporated herein by reference.


                                       5.

         (b) The information set forth in "Special Factors -- Background of the Merger" and "The Stock Purchase Agreements and Warrants" in the Proxy Statement/Prospectus is hereby incorporated herein by reference.

ITEM 4.        TERMS OF THE TRANSACTION

         (a) The information set forth in "Summary," "Special Factors," "The Merger" and "The Merger Agreement" in the Proxy Statement/Prospectus is hereby incorporated herein by reference.

         (b) The information set forth in "Summary," "Special Factors," "The Merger" and "The Merger Agreement" in the Proxy Statement/Prospectus is hereby incorporated herein by reference.

ITEM 5.        PLANS OR PROPOSALS OF THE ISSUER OR AFFILIATE

         (a) - (g) The information set forth in "Special Factors -- Purpose and Structure of the Merger" and "Special Factors -- Certain Effects of the Merger; Plans for the Company After the Merger" in the Proxy Statement/Prospectus is hereby incorporated herein by reference.

ITEM 6.        SOURCE AND AMOUNTS OF FUNDS OR OTHER CONSIDERATION

         (a) - (b) The information set forth in "Special Factors -- Source and Amount of Funds" and "The Merger Agreement -- Termination; Expenses; Amendment; Waiver" in the Proxy Statement/Prospectus is hereby incorporated herein by reference.

         (c) - (d)  Not Applicable.

ITEM 7.        PURPOSE(S), ALTERNATIVES, REASONS AND EFFECTS

         (a) - (c) The information set forth in "Special Factors -- Background of the Merger," "Special Factors -- Purpose and Structure of the Merger," "Special Factors -- Recommendation of the Board of Directors of Medicus; Reasons for the Merger," "Special Factors -- Opinion of Medicus' Financial Advisor," "Special Factors -- Certain Effects of the Merger; Plans for the Company After the Merger" and "Special Factors -- Approval of the Board of Directors of QuadraMed; Reasons for the Merger" in the Proxy Statement/Prospectus is hereby incorporated herein by reference.

         (d) The information set forth in "Special Factors -- Purpose and Structure of the Merger," "Special Factors -- Certain Effects of the Merger; Plans for the Company After the Merger," "Special Factors -- Interests of Certain Persons in the Merger," "Special Factors -- Federal Income Tax Consequences," "Special Factors -- Accounting Treatment," "Special Factors -- Appraisal Rights," "The Merger Agreement -- Terms of the Merger," "The Merger Agreement -- Limitation on Shares Issuable," "The Merger Agreement -- Election for Shares or Cash" and "The Merger Agreement -- Surrender and Payment" in the Proxy Statement/Prospectus is hereby incorporated herein by reference.

ITEM 8.        FAIRNESS OF THE TRANSACTION


                                       6.

         (a) - (e) The information set forth in "Special Factors -- Background of the Merger," "Special Factors -- Purpose and Structure of the Merger," "Special Factors -- Recommendation of the Board of Directors of Medicus; Reasons for the Merger," "Special Factors -- Opinion of Medicus' Financial Advisor" and "Special Factors -- Approval of the Board of Directors of QuadraMed; Reasons for the Merger" in the Proxy Statement/Prospectus is hereby incorporated by reference.

         (f)  Not Applicable.

ITEM 9.        REPORTS, OPINIONS, APPRAISALS AND CERTAIN NEGOTIATIONS

         (a) - (c) The information set forth in "Special Factors -- Background of the Merger," "Special Factors -- Recommendation of the Board of Directors of Medicus; Reasons for the Merger," and "Special Factors -- Opinion of Medicus' Financial Advisor" in the Proxy Statement/Prospectus is hereby incorporated herein by reference.

         A copy of the opinion prepared for the Medicus Board of Directors by Volpe Brown Whelan & Company, LLC is attached as Annex B to the Proxy Statement/Prospectus.

ITEM 10.       INTEREST IN SECURITIES OF THE ISSUER

         (a) The information set forth in "Special Factors -- Background of the Merger," "Special Factors -- Interests of Certain Persons in the Merger" and " The Stock Purchase Agreements and Warrants" in the Proxy Statement/Prospectus is hereby incorporated herein by reference.

         (b)  Not Applicable.

ITEM 11.       CONTRACTS, ARRANGEMENTS OR UNDERSTANDINGS WITH
               RESPECT TO THE ISSUER'S SECURITIES

         The information set forth in "Summary," "Special Factors -- Background of the Merger," "Special Factors -- Interests of Certain Persons in the Merger," "The Stock Purchase Agreements and Warrants," "The Special Meeting -- Required Vote," "The Merger -- General," "The Merger -- Treatment of Stock Options and Outstanding Warrants," "The Merger Agreement -- Terms of the Merger," "The Merger Agreement --Limitation on Shares Issuable," The Merger Agreement -- Conditions to the Consummation of the Merger" and "The Merger Agreement -- Covenants" in the Proxy Statement/Prospectus is hereby incorporated herein by reference.

ITEM 12.       PRESENT INTENTION AND RECOMMENDATION OF CERTAIN
               PERSONS WITH REGARD TO THE TRANSACTION

         (a) - (b) The information set forth in "Summary -- Recommendation of the Medicus Board of Directors," "Special Factors -- Background of the Merger," "Special Factors -- Recommendation of the Board of Directors of Medicus; Reasons for the Merger," "Special Factors -- Interests of Certain Persons in the Merger," "The Stock Purchase Agreements and Warrants" and "The Special Meeting -- Required Vote" in the Proxy Statement/Prospectus is hereby incorporated herein by reference.

ITEM 13.       OTHER PROVISIONS OF THE TRANSACTION


                                       7.

         (a) The information set forth in "Summary -- Special Factors" and "Special Factors -- Appraisal Rights" in the Proxy Statement/Prospectus is hereby incorporated by reference.

         (b)  Not Applicable.

         (c)  Not Applicable.

ITEM 14.       FINANCIAL INFORMATION

         (a)(1) The information set forth in "Incorporation of Certain Documents by Reference" and "Available Information" is hereby incorporated herein by reference.

         (a)(2) The information set forth in "Incorporation of Certain Documents by Reference" and "Available Information" is hereby incorporated by reference.

         (a)(3)      Not Applicable

         (a)(4) The information set forth in "Summary--Comparative Historical and Combined Per Share Data" is hereby incorporated by reference.

         (b)(1) The information set forth in "Summary--Unaudited Pro Forma Combined Selected Financial Data for QuadraMed and Medicus" and "Pro Forma Financial Data" is hereby incorporated by reference.

         (b)(2) The information set forth in "Summary--Unaudited Pro Forma Combined Selected Financial Data for QuadraMed and Medicus" and "Pro Forma Financial Data" is hereby incorporated by reference.

         (b)(3) The information set forth in "Summary--Comparative Historical and Combined Per Share Data" and "Pro Forma Financial Data" is hereby incorporated herein by reference.

ITEM 15.       PERSONS AND ASSETS EMPLOYED, RETAINED OR UTILIZED

         (a) The information set forth in "Special Factors -- Interests of Certain Persons in the Merger" in the Proxy Statement/Prospectus is hereby incorporated herein by reference.

         (b) The information set forth in "The Special Meeting -- Solicitation of Proxies" in the Proxy Statement/Prospectus is hereby incorporated herein by reference.

ITEM 16.       ADDITIONAL INFORMATION

         The information set forth in the Proxy Statement/Prospectus and the Annexes thereto is incorporated herein by reference.

ITEM 17.       MATERIAL TO BE FILED AS EXHIBITS

         (a)  Not Applicable.

         (b)(1) Opinion of Volpe Brown Whelan & Company, LLC financial advisor to the Board of Directors of Medicus Systems Corporation included as Annex B to the Proxy Statement/Prospectus is hereby incorporated by reference.


                                       8.

         (b)(2) Discussion materials prepared by Jefferies & Co. for the Board of Directors of QuadraMed Corporation.

         (c)(1) Agreement and Plan of Reorganization, dated as of November 9, 1997, between QuadraMed Corporation and Medicus Systems Corporation included as Annex A to the Proxy Statement/Prospectus is hereby incorporated by reference.

         (c)(2) Form of Stock Purchase Agreement between QuadraMed Corporation and certain stockholders of Medicus Systems Corporation, as executed by the parties on November 9, 1997 included as Exhibit 10.40 to Amendment No. 1 to QuadraMed's Form 10-Q for the quarterly period ended September 30, 1997, as filed December 8, 1997 is hereby incorporated by reference.

         (c)(3) Form of Stock Purchase Warrant between QuadraMed Corporation and certain stockholders of Medicus Systems Corporation, dated November 9, 1997, included as Exhibit 10.41 to Amendment No. 1 to QuadraMed's Form 10-Q for the quarterly period ended September 30, 1997, as filed December 8, 1997 and included as Appendix A to the Stock Purchase Agreement referenced in
Item 17(c)(2) is hereby incorporated by reference.

         (c)(4) Form of Irrevocable Proxy, dated November 9, 1997, included as Appendix B to Stock Purchase Agreement referenced in Item 17(c)(2) hereof is hereby incorporated by reference.

         (d) The Proxy Statement/Prospectus relating to the proposed Merger is hereby incorporated by reference.

         (e) The information set forth in "The Merger -- Appraisal Rights" and
Section 262 from the Delaware General Corporation Law regarding appraisal rights included as Annex C to the Proxy Statement/Prospectus is hereby incorporated by reference.

         (f) Not Applicable.


                                       9.

                                    SIGNATURE

         After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.



                                          January 22, 1998
                                          -------------------------------
                                          (Date)



                                          /s/ Keith M. Roberts
                                          -------------------------------
                                          (Signature)



                                             Keith M. Roberts
                                          -------------------------------
                                          (Name)
                                          QuadraMed Corporation


                                       10.

                                [QUADRAMED LOGO]


                       PRESENTATION TO BOARD OF DIRECTORS
                                NOVEMBER 9, 1997


                               HIGHLY CONFIDENTIAL

                             [JEFFERIES & CO. LOGO]

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS



         SECTION                                                     TAB
         -------                                                     ---
         Summary Description of Target..........................      1

         Overview...............................................      2

         Transaction Analysis...................................      3

         Appendices.............................................      4

         A.      Proxy on Schedule 14A (5/31/97)

         B.      Form 10-Q for Fiscal First Quarter Ended 8/31/97

         C.      Form 10-K (5/31/97)

         D.      Form 10-Q for Fiscal Third Quarter Ended 2/29/97

         E.      Form 10-Q for Fiscal Second Quarter Ended 11/30/96

         F.      Form 10-Q for Fiscal First Quarter Ended 8/31/96

         G.      Merger and Acquisition Comparables

                 Summary of News Stories on Target for Past 12 Months

                               SUMMARY DESCRIPTION
                                    OF TARGET

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ADDRESS

          One Rotary Center
          Suite 1111
          Evanston, IL  60201

          Phone:                     (847) 570-7500
          Fax:                       (847) 570-7518
          Web Site:                  http://www.medicus.com
          Year Incorporated:         1969
          State of Incorporation:    Delaware
          Number of Employees:       161

--------------------------------------------------------------------------------
GENERAL MARKET DATA

          Ticker...............................................            MECS
          Exchange.............................................      Nasdaq NMS
          Current Price (11/6/97)..............................           $5.50
          52 Week High (1/09/97)...............................           $7.50
          52 Week Low (08/7/97)................................           $4.00
          Discount to 52 Week High.............................           26.7%
          Premium to 52 Week Low...............................           37.5%
          Percentage YTD Change in Stock Price.................          (12.8%)
          Average Daily Volume Traded:
                                     -- 1 month................           6,233
                                     -- 3 months...............           7,041
                                     -- 6 months...............           6,482
          Public Float.........................................       3,740,000
          Total Shares Outstanding.............................       5,483,207
          Market Capitalization................................     $30,157,639
          Institutional Ownership..............................           8.98%

--------------------------------------------------------------------------------
TARGET OVERVIEW

          The Target develops specialized software for the health care industry. The Target's products include clinical data, resource management, decision support, information management and case management systems. The software is marketed to academic medical centers, managed care organizations, community care networks, integrated health systems and primary care and specialty physician groups. The Target has products in over 1,200 customer sites. While over 37% of integrated delivery systems are currently using one or more of the Target's products, only seven customers are using all three. This lack of cross selling is primarily due to the fact that divisions within the company are very separate both geographically and functionally.

--------------------------------------------------------------------------------
PRODUCT OVERVIEW

          CLINICAL DATA SYSTEMS (CDS), HEADQUARTERS: ALAMEDA, CA

          CDS is an integrated encoding system and data repository that enables providers to classify, capture, validate and analyze clinical data. The system implements a uniform clinical database to

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------

                 measure and monitor patient clinical and financial outcomes. The encoder aids in optimizing prospective payment reimbursement for inpatient and ambulatory care services. It captures and validates clinical indicators, severity and risk factors as well as patient demographics data, diagnoses and procedures. As of May 31, 1997 the Target had licensed CDS software for use by 600 hospitals (down from 756 hospitals in fiscal year 1996) and other users, including the Health Care Financing Administration, the American Hospital Association and several professional peer review organizations. CDS products are licensed under non-exclusive perpetual licenses; leasing options are also offered. Fees range from $15,000 to $250,000 which comprise license fees, implementation, hardware and technical fees. At the time a license is granted, Medicus generally enters into a one-year maintenance and support agreement. Maintenance agreements are generally one year in duration and range from 7% to 21% of the license fee.

                 CDS includes two recently introduced, Windows based integrated modules:

                 WinCoder+ is a Windows-based encoding tool. The tool supports integrated data encoding, editing, and diagnosis-related grouping for all patient types, including inpatient admissions, emergency room admissions, referrals, and ambulatory admissions and procedures.

                 WinCOLLECT organizes and structures a uniform clinical data set to describe a patient population, including its clinical and financial characteristics, and to evaluate the quality and appropriateness of care

                 The cost of the new Windows based system is $75,000 for existing customers who are upgrading to the Windows based systems and $150,000 for new customers.

                 PATIENT FOCUSED SYSTEMS (PFS), HEADQUARTERS: EVANSTON, IL

                 PFS's main product is InterAct 2000, a modular system of software tools and methodologies designed to manage patient care resources utilization through workload measurement, staffing against budget, cost and productivity reporting, and employee scheduling. PFS products were licensed to 450 hospitals as of May 31, 1997 (down from 480 in 1996). The PFS products are licensed under non-exclusive perpetual licenses and range in price from $20,000 to $100,000 for implementation, hardware, and the license. A one year maintenance agreement is usually entered into for from 5% to 20% of the license fee. InterAct 2000 is comprised of two modules:

                 Workload/Productivity incorporates a proprietary workload measurement methodology with applications available for Medical/Surgical, Emergency, Perinatal and Mental Health. Module uses the organization's financial and quality objectives to generate assessment of workload and staffing needs against an organization's budget. It also provides the ability to benchmark resource utilization relative to similar institutions or departments.

                 Personnel/Scheduler creates balanced staff schedules based on specific scheduling algorithm and user defined rules. The module also maintains ongoing personnel records with available interfaces to payroll and time and attendance systems.

                 The cost of the PFS is $150,000 for existing customers who are migrating to the Windows based systems and $300,000 for new customers.

                 DECISION SUPPORT SYSTEMS (DSS), HEADQUARTERS: ST. LOUIS, MO

                 DSS captures and integrates clinical, financial, cost accounting, market, physician and other information from internal and external sources. The data is structured to measure, monitor and manage operational processes. The DSS software had been licensed to 150 hospitals (down from 160 in fiscal year 1996) as of May 31, 1997. All 150 are currently using the DOS version and will be encouraged to upgrade to the Windows based version (CD ROM) in the near future. DSS

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------

                 products are licensed under non-exclusive perpetual licenses, and is priced at between $25,000 and $300,000 depending upon the size of the customer organization. The target usually enters into a one year maintenance agreement for an annual fee which is typically 15% of the license fee. The division offers two lines of products, Enterprise Analyst and Resource Case Management.

                 Enterprise Analyst is a support system application designed to allow customers to maximize all components of value: quality, outcomes and cost containment. With the Enterprise Analyst, healthcare organizations capture, manage and analyze clinical and operational costs, case mix data, payer contracts, physician profiles, resource utilization, and patient care outcomes data. The Enterprise Analyst is comprised of three integrated modules:

                      Enterprise Costing allows healthcare managers to obtain the information needed to make optimal decisions regarding resource allocation and cost containment. The system supports flexible cost determination based on a range of methodologies including micro-costing, engineered standards, relative value units, activity based costing, and ratio of cost to charges.

                      Enterprise Case Mix and Contract Management (CM2) is designed to analyze clinical outcomes against key variables such as revenue, cost, severity, and physician to discover the techniques that result in desirable outcomes and lower costs.

                      Enterprise Performance Measurement and Modeling (PMM) supports enterprise wide detailed wage and salary planning, financial forecasting, cost allocation, contractual allowance determination, and forecasting, cost allocation, contractual allowance determination and procedural rate setting.

                 Resource Case Management is comprised of three integrated modules:

                      Pathway Generator module analyzes historical case data and generates resource pathways.

                      Pathway Monitor module tracks actual resource consumption and related variation, reports performance, and assigns pathways to cases

                      Reimbursement module calculates expected reimbursement.

--------------------------------------------------------------------------------
TECHNOLOGY

                 The Target's software products, which operate on PCs either as stand alone or as part of a network, are available for use with either Windows, MS-DOS and UNIX operating systems and use C, C++ and SmallTalk programming languages. Relational database management systems for software products are SQL-compatible, with Oracle the database system of choice. The Target's existing products are being migrated to a graphical environment and new product development uses windowed graphical user interfaces.


--------------------------------------------------------------------------------
CO-MARKETING AGREEMENTS

                 MC Strategies - The Target announced a joint marketing arrangement with MC Strategies, which specializes in consulting services to the healthcare industry, in April 1997 under which the Target will co-market EduCode products to its clients. The Target was granted a non-exclusive license to allow it to provide EduCode as supportive software for the Target's WinCODER+ and WinCCS encoder software. Also, WinCODER will be provided to MC Strategies consultants as a tool to assist in coding quality, compliance analysis and case mix improvement.

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------

                 Superior Consultant Company - The Target announced a strategic alliance with Superior in April 1997, allowing clients of Superior Consultant to take advantage of the Target's tools as part of their overall information solution.

--------------------------------------------------------------------------------
THE DISTRIBUTION
                 Prior to March 1, 1996, the Predecessor Company operated a software and related services business and a small managed care business. In February 1995, the Predecessor Corporation adopted a formal plan to separate its managed care business from its software and related services business. In order to effect this separation, the Predecessor Corporation formed a new Delaware subsidiary, Medicus Systems Software, Inc., to which it transferred all of its assets and liabilities excluding only the defined assets and liabilities of its managed care business. In turn, the stock of this company was distributed on March 1, 1996 on a share-for-share basis to the stockholders of the Predecessor Corporation (the "Distribution"), and the name of the new company was changed to Medicus Systems Corporation. Immediately after the Distribution, the Predecessor Corporation, which then consisted only of the managed care business, effected a one-for three reverse stock split. Also on March 1, 1996, immediately after the reverse stock split, the Predecessor Corporation acquired three Arizona corporations engaged in the managed care business through merger transactions pursuant to which each of the three Arizona corporations became a wholly owned subsidiary of the Predecessor Corporation, and the Predecessor Corporation's name was changed to Managed Care Solutions, Inc. ("MCS"). MCS currently has a market capitalization of $14.8 million and revenues for fiscal year ending 1997 were $63.8 million.

                 As part of the agreement in the distribution described above, the Target entered into Distribution and Services Agreements with MCS.

                 Distribution Agreement - Following the distribution of Target stock to predecessor stockholders, the Target and MCS agreed to make records and personnel available to each other in connection with audits, claims, litigation and preparation of tax returns. The agreement also covers the separation of costs between the Target and MCS, and the allocation of benefits under certain insurance policies.

                 Services Agreement - The Target and MCS entered into a services agreement under which the Target was to make available to MCS certain services, including tax, accounting, data processing, cash management, employee benefits, monitoring, operational, supervisory, insurance purchasing and claims administration consulting services. In addition, the Target was to provide certain analysis and advice regarding potential financial transactions, assistance in budget and forecast preparation, relations with financial analysts, financial press, and investors, and crisis management and control. MCS paid the Target $700,000 for such services, the term was for one year from the date of distribution and MCS was obligated to pay whether or not it made use of such services.

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
JELINEK SHARE REPURCHASE

                 Throughout 1996, the founder and former Chairman of the Target, Richard Jelinek, was in discussions with various parties to sell all or part of the Target, while the remainder of the Target's Board of Directors formed the opinion that management should focus exclusively on the Target's operations. As a result of these differing views as to the future strategic direction of the Target, an agreement was entered into under which the Target agreed to purchase a large percentage of Jelinek's holding.

                 A stock buyback had been previously been authorized by the Board in 1994 but had not been successfully executed. To effect this buyback and to eliminate the majority voting control held by Mr. Jelinek, it was agreed in January 1997 that Richard Jelinek (and Boston Safe Deposit and Trust Company of California acting as trustee for a Jelinek trust) sell to the Target an aggregate amount of 1,000,000 shares of the Target's common stock and 500 shares of Voting Preferred Stock of the Target.

                 Immediately prior to the sale Mr. Jelinek exercised an option to purchase the 500 shares of Preferred for an exercise price of $500,000. In consideration for the sale of these securities to the Target, Mr. Jelinek and the Trust received $4,500,000 in cash, $2,000,000 in 8% promissory notes maturing in two equal installments one year and two years after the date of issuance, and warrants to purchase 400,000 shares of the Target's common stock at an exercise price of $8.00 per share, payment to be at the Target's discretion in either cash or shares of the Target.

                 In addition to the repurchase it was agreed that Mr. Jelinek step down as Chairman of the Board. The share repurchase from Mr. Jelinek prevents the Target from acquiring or being acquired in a "pooling of interests" transaction until March 21, 1999.

--------------------------------------------------------------------------------
SUMMARY OPERATING DATA (IN MILLIONS, EXCEPT PER SHARE)


                                             Fiscal Year                           4Q                              Adjusted (a)
                                            Ending May 31,                      CY 1997E            CY 1988E         CY 1988E
                               ---------------------------------------          --------            --------       ------------
OPERATIONAL DATA                1995            1996             1997
                               ------          ------          -------
Revenues(b)                    $ 22.5          $ 19.8          $  18.3          $   6.0             $  29.3          $ 21.0
Gross profit                     14.0            10.3             10.2              3.3                17.5            11.8
Operating expenses               10.5            17.8             17.6              3.3                15.4             6.2
EBITDA                            4.7            (0.9)            (1.4)             0.4(c)              4.3             7.8
EBIT                              3.5            (7.4)            (7.4)             0.0                 2.1             5.6

NET INCOME
As reported                       3.0            (3.7)            (4.2)            (0.1)                1.4             3.5
As adjusted                       4.5            (1.9)            (2.3)            (0.1)                1.2             3.3

EARNINGS PER SHARE
As reported                   $  0.45         ($ 0.57)         ($ 0.70)         ($ 0.02)            $  0.22          $ 0.57
As adjusted                   $  0.68         ($ 0.29)         ($ 0.38)         ($ 0.02)            $  0.19          $ 0.53
Average Shares O/S (000's)      6,704           6,540            6,007            5,600               6,160           6,160

-----------------
(a) As estimated by Acquiror management.

(b) Represents historical financial statements reclassified to present contract services as a discontinued operation.

(c) Depreciation for fourth quarter 1997 assumed to be one quarter of prior twelve month amount.

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE FISCAL YEAR ENDED MAY 1996 REORGANIZATION
--------------------------------------------------------------------------------

                 Third Quarter Ended February 1996 - The Target commenced a reevaluation of its strategic position. For the quarter the Target recorded $1,569,240 in charges to exit the Executive Information Systems product lines recording charges to write down customer accounts and accrue future costs to provide maintenance associated with existing contractual obligations. Product development efforts for the Optimizer project and portions of the MACH1 project were abandoned and their associated development costs which had been capitalized were expensed.

                 Fourth Quarter Ended May 1996 - The Target completed a restructuring of its businesses to focus on its core products and services. The restructuring followed the retirement of Richard C. Jelinek as CEO and the hiring of Patrick C. Sommers as CEO, and included the abandonment of certain product lines, customer exit costs and employee and officer severance. The Target exited the Clinical Case Management System and certain development efforts in the Clinical Data Systems division were discontinued and their capitalized costs expensed.



THE FISCAL YEAR ENDED MAY 1997 REORGANIZATION

                 Third Quarter Ended February 1997 - The Target continued its reorganization during fiscal 1997 and incurred obligations associated with its implementation. Following the stock repurchase from Richard Jelinek, the Target recorded $2,800,391 in charges to complete its plan, including accruing future costs to reorganize the Target's business units, to abandon development efforts and to increase the allowance for doubtful accounts. The Target decided to relocate operations for its Clinical Data Systems division, and the costs related to the relocation, which is expected to be completed within twelve months, include canceling lease agreements, termination of employees, and write down of abandoned assets. The Target increased its reserves for product line exit costs and severance costs relating to remaining customers of the discontinued Clinical Case Management Systems product line, also development efforts for the Target's Patient Focused Systems products were abandoned.

                 The expenses associated with the reorganizations discussed above are set forth below:


                                        FY 1996                  FY 1997
                              ---------------------------       ----------
                                  3Q              4Q                3Q
                               (2/29/96)       (5/31/96)        (2/28/97)
                              ----------       ----------       ----------
Capitalized Software            $736,612       $1,164,666         $276,826
Product Line Exit Costs          360,793          495,840          798,000
Accounts Receivable              471,835          315,371          450,000
Severance                              0        1,117,086          569,868
Business Reorganization                0                0          705,697
                              ----------       ----------       ----------
                              $1,569,240       $3,092,963       $2,800,391
                              ==========       ==========       ==========

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------

DISTRIBUTION OF OWNERSHIP


                                       NUMBER OF                         TOTAL               PERCENT
                                        SHARES           OPTIONS (2)    SHARES                OWNED
                                       ---------         -------       ---------             -------
Share Ownership:
   Current Senior Mangement (1)
     Angus J. Carroll                         --          90,000          90,000                1.4%
     Susan K. Doctors                         --          25,000          25,000                0.4%
     Lynda D. Hernandez                       --          40,000          40,000                0.6%
     Timothy K. Rutledge                  55,000          15,000          70,000                1.1%
     Patrick C. Sommers                    6,000         418,000         424,000                6.4%
                                       ---------         -------       ---------               ----
                                          61,000         588,000         649,000                9.7%
   Current Directors (1)
     William G. Brown                    216,010           3,750         219,760                3.3%
     Dorsey R. Gardner - Nominee         670,003              --         670,003(3)            10.1%
     Jon E.M. Jacoby                      45,000          41,250          86,250                1.3%
     Richard C. Jelinek                  812,900         526,250       1,339,150(4)            20.1%
     John P. Kunz                             --              --              --                0.0%
     Risa Lavizzo-Mourey                   9,375          16,875          26,250                0.4%
     Gail L. Warden                      105,750           3,750         109,500                1.6%
                                       ---------         -------       ---------               ----
                                       1,859,038         591,875       2,450,913               36.8%


                                        LATEST
                                      FILING DATE         CHANGE
                                      -----------         ------
   Institutional Holders
     PAW Capital Partners               06/30/97              --         310,500                4.7%
     Dimensional Fund Advisors          03/30/97             600         144,700                2.2%
     Weiss, Peck & Greer                03/31/97        (158,000)         16,000                0.2%
     Morgan Stanley & Co.               06/30/97           2,000          11,000                0.2%
     BZW Barclays                       03/31/97              --           5,200                0.1%
     ANB Investment Management          03/31/97        (118,000)          5,100                0.1%
     Bankers Trust                      06/30/97              --             300                0.0%
     Smith Barney                       03/31/97             100             100                0.0%
     Dean Witter                        03/31/97          (2,300)             20                0.0%
                                                                       ---------              -----
                                                                         492,920                7.4%
                                                                       ---------              -----
Total Shares Outstanding                                               6,664,907(5)           100.0%

Distribution of Ownership
   Employees and Directors                                             3,099,913               46.5%
   Former Employees                                                      288,000(6)             4.3%
   Institutional Holders                                                 492,920                7.4%
   Unidentified Shareholders                                           2,784,074               41.8%
                                                                       ---------              -----
                                                                       6,664,907              100.0%

------------------------

Sources:  Proxy (5/31/97), 10-Q (8/31/97), CDA/Spectrum

(1) Options for management represent total options, options for current directors represent exercisable options.

(2)  Options outstanding as of May 31, 1997.

(3)  Includes 550,778 shares owned by Hollybank Investments, LP of which Dorsey
     R. Gardner is a partner.

(4) Includes 26,250 shares covered by options held by Richard C. Jelinek, who disclaims all beneficial ownership. Includes 100,000 shares owned by Mr. Jelinek's wife and warrants to purchased 400,000 shares of Common Stock, and 435,000 shares of a Mellon Bank Trust which he disclaims beneficial ownership.

(5)  Shares outstanding as of October 10, 1997 plus warrants and options.

(6)  Includes 88,000 shares and 100,000 shares covered by options held by Susan
     P. Dowell, and 10,000 shares and 90,000 shares covered by options held by Raymond J. Hanson.

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------

                    PRICE VOLUME GRAPH - (3/1/96 TO 11/5/97)


                                    [GRAPH]



TRADING/MARKET MAKERS

                  The table below sets forth the monthly trading volume for the ten trading institutions recording the largest trading volume for the first three quarters of 1997.


                             JAN - SEPT.  JAN       FEB       MAR       APR       MAY       JUNE      JULY      AUG.      SEP.
                              -------    ------   -------    ------    ------    ------    ------    ------    ------    ------
Stephens, Inc.                478,845    47,050   241,668    52,690    39,037    12,600    23,429    14,750    30,000    17,621
Brean Murray, Foster Sec      400,669    13,930   262,939    12,800     4,200    91,000     3,000     6,600     1,500     4,700
Herzog, Heine, Geduld, Inc.   278,918    79,712    21,190    42,959     8,082    34,400    29,450     6,800    28,000    28,325
Mayer & Schweitzer, Inc.      260,966    72,170    19,620    17,517    17,839    21,665    21,305    14,691    21,874    54,285
Punk Ziegel & Knoell Inc.     239,402    70,606    13,365    38,200    12,700    21,750     9,081    11,400    16,300    46,000
Dean Witter Reynolds, Inc.     88,630    27,450     5,000     8,800     8,980    14,880       920     8,600     2,000    12,000
Furman Selz, Inc.              68,901    16,600    47,301     5,000        --        --        --        --        --        --
Troster Singer Corp.           56,900    20,200     4,800     3,900    21,700     2,000       300     2,000     1,000     1,000
Abel Noser Corp.               30,400    10,800    19,600        --        --        --        --        --        --        --
Nash Weiss & Co.                7,660        --        --        --        --        --        --      4900        --     2,760

ANALYST COVERAGE

No analysts actively follow the Company.

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------

MANAGEMENT

NAME                              AGE     TITLE
----                              ---     -----
Patrick C. Sommers                 50     Chairman of the Board of Directors, President and Chief
                                          Executive Officer
Angus J. Carroll                   38     Senior Vice President
Marlon T. Gruen                    43     Senior Vice President
Robert C. Steffel                  44     Senior Vice President
Daniel P. DiCaro                   40     Vice President, Chief Financial Officer and Asst. Secretary
Susan K. Doctors                   56     Vice President
Lynda D. Hernandez                 41     Vice President
Timothy K. Rutledge                39     Vice President


                 PATRICK C. SOMMERS, President, Chief Executive Officer, and Chairman of the Board of Directors joined the Company in February 1996. From 1992 to 1996, Mr. Sommers served as President of Ceridian Employer Services, a $400 million division of Ceridian Corporation (formerly Control Data Corporation). From 1990 to 1992, Mr. Sommers was President of GTE Information Services, a division of GTE Corporation, and from 1969 to 1990, he served in successive management positions with Dun & Bradstreet Corporation, culminating with his position as President of Dun & Bradstreet Information Resources, Inc.

                 ANGUS J. CARROLL, Senior Vice President, joined the Company in July 1996 and is responsible for strategic planning and business development. From 1993 to 1996, Mr. Carroll served as Vice President of Business Development at Ceridian Employer Services. From 1990 to 1993, he was Director of Business Planning at GTE Corporation. From 1979 to 1990, Mr. Carroll held successive management positions with Dun & Bradstreet Corporation, culminating with the position of Assistant Vice President of Computer Development. Mr. Carroll received his M.B.A. from Fairleigh-Dickinson University.

                 MARLON T. GRUEN, joined the company in February 1997 and is responsible for marketing. From 1992 to 1997, Mr. Gruen served as Vice President of Marketing for Merck-Medco Managed Care, LLC, a division of Merck & Company. From 1991 to 1992, he was Director of Product Planning at GTE Health Systems, a division of GTE Corporation. From 1990 to 1991, Mr. Gruen served as Director of Product Planning at Consumer Health Services, Inc. Prior to that, from 1977 to 1990, he held successive management positions with Dun & Bradstreet Corporation, culminating with the position of Assistant Vice President of Product Planning & Development.


                 ROBERT C. STEFFEL, Senior Vice President, is responsible for the contract management and information services businesses. Prior to joining the Company in December 1991, he was Vice President, Information Systems of Specialty Home Health Care from 1989 to 1991. He also served as Director of Information Systems and Management Engineering at Curaflex Home Health Care from 1988 to 1989.


                 DANIEL P. DICARO, Vice President, Chief Financial Officer and Assistant Secretary, joined the Company in January 1997. Mr. DiCaro was one of the founders of Imagination Pilots Entertainment (IPE), a joint venture with Time Warner in consumer multimedia software. Mr. DiCaro served as the Chief

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------

                 Financial Officer and Chief Operating Officer of IPE from 1994 to 1997. He is currently a director of IPE. From 1990 to 1994, Mr. DiCaro served as the Chief Financial Officer of a group of privately held, venture capital backed, software and information service companies. Previously, he was the Vice President of Finance for CCC Information Services Inc. (1987 to
                 1990) and a member of the international accounting firm of Arthur Young and Company (1984 to 1987). Mr. DiCaro received his M.B.A. from DePaul University and is a certified public accountant.

                 SUSAN K. DOCTORS, Vice President, joined the Company in January 1995 and is responsible for Human Resources and Administration. From 1993 to 1995, she worked as an independent consultant. Prior to 1993, Ms. Doctors worked 19 years at Official Airline Guides, Inc. holding successive management positions culminating with her position as Vice President of Human Resources. Ms. Doctors received her Masters in Management from the Kellogg Graduate School at Northwestern University.

                 LYNDA D. HERNANDEZ, Vice President, is responsible for the operations of the Clinical Data Systems division. Most recently, Ms. Hernandez served as Senior Director for operations. From 1990 to 1992, she was manager of Technical Support, Interfaces and Client Services in the Clinical Data Systems division. Prior to 1990, Ms. Hernandez served in successive technical and management positions with the Company.

                 TIMOTHY K. RUTLEDGE, Vice President, is responsible for the operations of the Decision Support Systems division. He joined the Company in June 1992 following the acquisition of Innovate Software Solutions, Inc. which he co-founded in 1989. He held successive management positions with that firm until its acquisition by Medicus. Previously, he served as a manager for Price Waterhouse.

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------

BOARD OF DIRECTORS

Insiders

NAME                           DIRECTOR SINCE            COMMITTEES
----                           --------------            ----------
Patrick C. Sommers                  1996         None


Outsiders


NAME                           DIRECTOR SINCE            COMMITTEES
----                           --------------            ----------
Richard C. Jelinek                  1984         Compensation Committee
William G. Brown                    1984         Audit Committee / Compensation Committee
Jon E.M. Jacoby                     1991         Audit Committee
Risa Lavizzo-Mourey                 1994         Stock Option Committee
Gail L. Warden                      1988         Stock Option Committee
John P. Kuntz                       1997         Compensation Committee / Stock Option Committee
Dorsey R. Gardner                   1997         None


                 RICHARD C. JELINEK, PH.D., Former Chairman of the Board of Directors, was co-founder of the predecessor of the Target in 1969 and served as Chairman of the Board of the Predecessor Corporation from its incorporation in December 1984 until the Distribution. From December 1984 through February 1996, he also served as the Predecessor Corporation's Chief Executive Officer. From 1983 to 1985, he was also Chairman of the Board and Chief Executive Officer of Mediflex Systems Corporation. Since July 1996, he has also been Chairman of Managed Care Solutions, Inc. Prior to founding the Target, Dr. Jelinek was Associate Professor of Industrial Engineering and Hospital Administration and Director, Systems Engineering Group, Bureau of Hospital Administration at the University of Michigan. He has a Ph.D. in Industrial Engineering from the University of Michigan. Dr. Jelinek also serves as a director of Spectra Medical Systems, Inc. He was a director of the Predecessor Corporation from its incorporation in 1984, and has been a director of the Company and Managed Care Solutions, Inc. since the Distribution.


                 WILLIAM G. BROWN, is a partner of Bell, Boyd & Lloyd, Chicago, IL, counsel to the Company, and has been Secretary and a director of the Predecessor Corporation from its incorporation in December 1984 until the Distribution, and of the Company and Managed Care Solutions, Inc. since the Distribution. Mr. Brown is also a director of MYR Group, Inc., Dovenmuehle Mortgage, Inc. and CFC International, Inc.


                 JON E.M. JACOBY is Executive Vice President, Chief Financial Officer and member of the Board of Directors of Stephens Group, Inc., an affiliate of Stephens Inc. Mr. Jacoby is also a director of St. Vincent Infirmary Medical Center, Delta & Pine Land Co., and Beverly Enterprises, Inc. He was first elected a director of the Predecessor Corporation in 1991 and has been a director of the Target since the Distribution.

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------

                 RISA LAVIZZO-MOUREY is the Sylvan Eisman Professor of Medicine and Health Care Systems at the University of Pennsylvania and a board certified Internist and Geriatrician. Dr. Lavizzo-Mourey earned her medical degree at Harvard Medical School followed by a Masters of Business Administration at the University of Pennsylvania's Wharton School. After completing a residency in internal medicine at Brigham and Women's Hospital in Boston, MA, she was a Robert Wood Johnson Clinical Scholar at the University of Pennsylvania. She also held faculty appointments at the Harvard Medical School and Temple University Medical School. Dr. Lavizzo-Mourey has served on numerous Federal advisory committees, including the White House Task Force on Health Care Reform where she co-chaired the Working Group on Quality of Care. She continues to be a consultant to the White House on Health Care Policy. Dr. Lavizzo-Mourey is a director of Nellcor Puritan Bennett, the Kapson Group, the American Board of Internal Medicine and a Regent of the American College of Physicians. Dr. Lavizzo-Mourey joined the Predecessor Corporation Board in April, 1994, and has served as a director of the Target and Managed Care Solutions, Inc. since the Distribution.

                 GAIL L. WARDEN is President and Chief Executive Officer of Henry Ford Health System, Detroit, MI. Mr. Warden is Past Chairman and Board Member of the American Hospital Association Board of Trustees and a member of the Governing Council of the Institute of Medicine of the National Academy of Sciences. Mr. Warden is also a director of the Robert Wood Johnson Foundation, Comerica Bank Midwest of Detroit, Mental Health Management and American Healthcare Systems. In addition, Mr. Warden is Chairman of the Michigan Medicaid Funding Task Force, Vice Chairman of the Matthew Thorton Health Plan, and a member of the Association for Health Services Research and the Pew Health Professions Commission. He is past Chairman of the Board of Trustees of the National Committee for Quality Assurance. He was first elected a director of the Predecessor Corporation in 1988 and has served as a director of the Company since the Distribution.

                 JOHN P. KUNZ, is founder and President, since 1989, of J.P.K. Associates, an international consulting firm in the information industry. From 1978 to 1989, Mr. Kunz served in successive management positions with Dun & Bradstreet Corporation, culminating with his position as President of Dun & Bradstreet Business Marketing Services in 1984 and President of Dun & Bradstreet Business Information Services in 1989. From 1975 to 1978, Mr. Kunz served as Chairman of R.H. Donnelley, Europe. Mr. Kunz was formerly a director of Advance Peterholm Group, Ltd., American Credit Indemnity Company, Dun & Bradstreet International, and Intervest.

                 DORSEY R. GARDNER, has been President of Kelso Management Co., Inc., and investment advisor, from 1980 to the present, and General Partner of Hollybank Investments, LP, a Delaware Limited Partnership, since 1994. From 1966 to 1980, Mr. Gardner served in successive management positions with Fidelity Management Research. Mr. Gardner is a director of Crane Company, Medusa Corporation, and Filene's Basement.

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------
OUTSTANDING OPTIONS

SHARES OUTSTANDING FROM THE EXCERCISE OF OPTIONS

Closing Price (11/06/97):      $5.50


                        Strike         # of
 Options                 Price        Options
 -------              ---------     ---------
Carroll I             $    6.25        80,000
Carroll II                 5.25        10,000
Doctors I                  5.25         5,000
Doctors II                 5.63        10,000
Doctors III                  NA        10,000(1)
Dowell I                     NA        40,000(1)
Dowell II                    NA        10,000(1)
Dowell III                 5.25        50,000
Hanson I                   5.25        20,000
Hanson II                  5.63        20,000
Hanson III                   NA        50,000(1)
Hernandez I                5.25        15,000
Hernandez II               5.63         2,900
Hernandez III                NA        22,100(1)
Jelinek I                  8.00       400,000
Jelinek II                 7.61        10,000
Jelinek III                  NA        16,250(1)
Sommers I                  6.50       350,000
Sommers II                 2.00        18,000
Sommers III                5.25        50,000
Rutledge I                 5.25        15,000
                                    ---------
                                    1,204,250

(1) Strike price not available.

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------

HOLDINGS CONTROLLED BY DORSEY GARDNER


                       Investment
      Date             in shares    Price      Total     % Ownership(1)
-----------------       -------     -----     -------    --------------
Prior to 11/27/95       301,675       N/A     301,675        4.5%
         11/27/95        10,000     $8.50     311,675        4.7%
         11/29/95         5,000      8.75     316,675        4.8%
         11/11/96         5,000      4.93     321,675        4.8%
         11/14/96         5,000      5.30     326,675        4.9%
         11/20/96         3,500      5.08     330,175        5.0%
         11/21/96         7,500      5.36     337,675        5.1%
         12/03/96         8,000      5.43     345,675        5.2%
         12/04/96         6,000      5.36     351,675        5.3%
         12/04/96         5,000      5.36     356,675        5.4%
         12/06/96         8,000      5.24     364,675        5.5%
         12/10/96        23,000      5.30     387,675        5.8%
         12/30/96        17,000      4.68     404,675        6.1%
         01/02/97        10,000      5.05     414,675        6.2%
         02/07/97         9,000      6.06     423,675        6.4%
         02/24/97         2,725      6.28     426,400        6.4%
         02/27/97        73,378      5.93     499,778        7.5%
         02/27/97        10,000      5.94     509,778        7.6%
  After  02/27/97       160,225       N/A     670,003       10.1%

(1) Shares outstanding as of October 10, 1997 plus warrants and options.

                                    OVERVIEW

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------

                              Purchase Assumptions

Target Closing Stock Price (11/6/97)          $5.50

PURCHASE PRICE PER SHARE                          $6.50      $7.00      $7.50      $8.00      $8.50      $9.00
Premium to Target Current Stock Price                18%        27%        36%        45%        55%        64%

Target Shares Outstanding at October 10, 1997     5,485      5,485      5,485      5,485      5,485      5,485

SHARES OUTSTANDING FROM THE EXERCISE OF OPTIONS(a)

         Strike Price              # of
            Range                 Options
---------------------------       --------
$    0.19  to     $    2.00         19,650           20         20         20         20         20         20
     5.00  to          5.82        529,000          529        529        529        529        529        529
     6.25  to          6.82        644,200          644        644        644        644        644        644
     7.02  to          7.60        182,000           --         --        182        182        182        182
     8.97  to          9.62        273,500           --         --         --         --         --        274
    11.89  to         16.50         34,000           --         --         --         --         --         --
    TOTAL OPTIONS EXERCISED                       1,193      1,193      1,375      1,375      1,375      1,648

FULLY DILUTED TARGET SHARES OUTSTANDING (000's)   6,678      6,678      6,860      6,860      6,860      7,133

Total Consideration for Equity                   $ 43.4     $ 46.7     $ 51.4     $ 54.9     $ 58.3     $ 64.2
Less: Cash from Excercise of Options(b)             6.7        6.7        8.0        8.0        8.0       10.4
Acquisition Fees & Expenses(c)                      2.2        2.3        2.3        2.4        2.4        2.5
TOTAL EQUITY PURCHASE PRICE (IN MILLIONS)        $ 38.9     $ 42.3     $ 45.8     $ 49.3     $ 52.8     $ 56.3

Plus: Debt of Target                             $  2.0     $  2.0     $  2.0     $  2.0     $  2.0     $  2.0
Less: Cash of Target                                0.4        0.4        0.4        0.4        0.4        0.4
ADJUSTED PURCHASE PRICE (IN MILLIONS)            $ 40.6     $ 43.9     $ 47.4     $ 50.9     $ 54.4     $ 57.9

(a) Option information set forth in Target 10-K for fiscal year end May 31, 1997.

(b)  Assumes all options in a group are priced at lower end of range.

(c) Fees include Acquiror financial advisory fees per terms of engagement and $150,000 for legal and accounting expenses. Also included are Target fees and expenses assuming $150,000 for legal expenses, $150,000 for a financial advisory fees and $850,000 to honour a sale agreement provision for the Target CEO.

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------

                VALUATION MULTIPLES OF ADJUSTED OPERATING RESULTS

PURCHASE PRICE PER SHARE                  $    6.50  $    7.00  $    7.50  $    8.00  $    8.50  $    9.00
ADJUSTED PURCHASE PRICE (IN MILLIONS)     $    40.6  $    43.9  $    47.4  $    50.9  $    54.4  $    57.9

                    AS A MULTIPLE OF ADJUSTED PURCHASE PRICE

LTM REVENUE                   $18.7 MILLION     $  18.7    2.2x      2.4x      2.5x      2.7x      2.9x      3.1x

ADJ. 1998E REVENUE            $21.0 MILLION     $  21.0    1.9x      2.1x      2.3x      2.4x      2.6x      2.8x

ADJ. 1998E NET INCOME(b)      $3.3 MILLION      $   3.3   12.1x     13.1x     14.2x     15.2x     16.3x     17.3x

(a) Adjusted Net Income is fully taxed net income excluding non-recurring charges and cost savings estimated by Acquiror management.

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------

ACCRETION/DILUTION ANALYSIS



                      EARNINGS PER SHARE - ANALYST VIEW(a)

PURCHASE PRICE PER SHARE                  $ 6.50     $ 7.00     $ 7.50     $ 8.00     $ 8.50     $ 9.00
ADJUSTED PURCHASE PRICE (IN MILLIONS)     $ 40.6     $ 43.9     $ 47.4     $ 50.9     $ 54.4     $ 57.9

                   STAND ALONE                                             PRO FORMA
                   -----------                                             ---------
  4Q 1997E               $ 0.15(b)           $ 0.15      $ 0.14      $ 0.14      $ 0.13     $ 0.13     $ 0.12
  ADJ. 1998E             $ 0.69(b)           $ 0.80      $ 0.78      $ 0.76      $ 0.74     $ 0.72     $ 0.70

                                                                      ACCRETION (DILUTION)
                                                                      --------------------

  4Q 1997E                                    -2.9%       -6.5%      -10.3%      -14.0%     -17.7%     -21.5%
  Adj. 1998E                                  16.6%       13.6%       10.6%        7.6%       4.5%       1.5%

(a) Analyst view represents earnings excluding non-recurring charges taxed at a rate of 40%.

(b)  Represents Jefferies & Company earnings estimates for Acquiror.

                              TRANSACTION ANALYSIS

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------

                             ASSUMPTIONS FOR MODEL

Transaction Type                                 Purchase
----------------                                 --------
Purchase Price Per Share                       $     7.50
Premium to Target Current Stock Price                36.4%

Fully Diluted Target Shares Outstanding             6,860

Total Consideration                            $     51.4
Less: Cash from Exercise of Options                   8.0
Acquisition Fees & Expenses                           2.3
                                               ----------
TOTAL EQUITY PURCHASE PRICE                    $     45.8

Plus: Debt of Target                                  2.0
Less: Cash of Target                                  0.4
                                               ----------
ADJUSTED PURCHASE PRICE                        $     47.4

GOODWILL CALCULATION
Equity Purchase Price                          $     53.8
Less: Net Assets of Target                           17.0
Less: 65.0% Write-off of In-Process R&D              23.9
                                               ----------
ADJUSTED GOODWILL                              $     12.9

Life of Goodwill(in years)                            5.0

SOURCES
Cash from Acquiror                             $     47.4
Cash on Target Balance Sheet                          0.4
Cash from Exercise of Options                         8.0
Value of Stock Issued                                  --
                                               ----------
TOTAL SOURCES                                  $     55.8

USES
Total Consideration for Equity                 $     51.4
Repayment of Debt                                     2.0
Acquisition Fees & Expenses                           2.3
                                               ----------
TOTAL USES                                     $     55.8

ACQUIROR SHARES ISSUED
Value of Stock Issued                                  --
Acquiror Closing Stock Price as at 11/6/97     $    23.88
Acquiror Shares Issued (in thousands)                  --
Fixed Exchange Ratio                                0.314

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------
ACQUIROR STANDALONE FINANCIAL STATEMENTS


                                                                                    Nine Months
                                            FY Ending Dec. 31,                    Ending Sept 30,
                                   ------------------------------------      ----------------------
                                     1994          1995          1996          1996          1997
                                   --------      --------      --------      --------      --------
                                               (In thousands, except for earnings per share)
Revenues
Licenses                           $  1,437      $  4,420      $ 16,223      $ 11,021      $ 14,848
Services                              4,665         3,183         2,865         2,147         7,300
                                   --------      --------      --------      --------      --------
Total Revenues                        6,102         7,603        19,088        13,168        22,148

Cost of Sales                         6,033         6,333         9,977         6,644         9,838
                                   --------      --------      --------      --------      --------
Gross Profit                             69         1,270         9,111         6,523        12,310

Research & Development                  767           653         2,499         1,641         2,227
Sales & Marketing                     1,874         1,225         2,434         1,676         2,887
General & Administrative              2,039         2,439         3,221         2,368         2,947
Amortization of Goodwill                169            50           460           338           659
Write-offs/Non-recurring Items           --         6,240            --            --         1,040
                                   --------      --------      --------      --------      --------
                                      4,849        10,607         8,614         6,023         9,760

Operating Income                     (4,780)       (9,337)          497           500         2,550

Interest Expense                        (85)         (176)         (543)         (329)           (6)
Interest & Other Income                  --            79           199           (23)          500
                                   --------      --------      --------      --------      --------
Income Before Income Tax             (4,865)       (9,434)          153           148         3,044

Income Tax                               --            --            --            --           265
                                   --------      --------      --------      --------      --------
Net Income - Reported              $ (4,865)     $ (9,434)     $    153      $    148      $  2,779
                                   ========      ========      ========      ========      ========
Net Income - Analyst View(b)                     $ (3,194)     $     92      $     89      $  2,450
                                                 ========      ========      ========      ========
EPS - REPORTED                                   $  (2.13)     $   0.03      $   0.03      $   0.38
EPS - ANALYST VIEW(b)                            $  (0.72)     $   0.02      $   0.02      $   0.34
Shares Outstanding                                  4,435         5,089         4,747         7,250



                                    Latest                   Projected(a)
                                    Twelve       -----------------------------------
                                    Months        Q4-97E       1997E          1998E
                                   --------      --------     --------      --------
                                     (In thousands, except for earnings per share)
Licenses                           $ 20,050      $  6,107     $ 20,955      $ 27,558
Services                              8,018         4,490       11,790        19,458
                                   --------      --------     --------      --------
Total Revenues                       28,068        10,597       32,745        47,016

Cost of Sales                        13,171         4,842       14,680        20,654
                                   --------      --------     --------      --------
Gross Profit                         14,898         5,755       18,065        26,362

Research & Development                3,085           858        3,085         3,761
Sales & Marketing                     3,645         1,367        4,254         6,223
General & Administrative              3,800         1,325        4,272         5,810
Amortization of Goodwill                781           310          969         1,320
Write-offs/Non-recurring Items        1,040           100        1,140            --
                                   --------      --------     --------      --------
                                     12,351         3,960       13,720        17,114

Operating Income                      2,547         1,795        4,345         9,248

Interest Expense                       (220)           --           (6)           --
Interest & Other Income                 722           560        1,060         2,800
                                   --------      --------     --------      --------
Income Before Income Tax              3,049         2,355        5,399        12,048

Income Tax                              265           118          383         4,819
                                   --------      --------     --------      --------
Net Income - Reported              $  2,784      $  2,237     $  5,016      $  7,229
                                   ========      ========     ========      ========
Net Income - Analyst View(b)       $  2,453      $  1,473     $  3,923      $  7,229
                                   ========      ========     ========      ========
EPS - REPORTED                     $   0.50      $   0.23     $   0.63      $   0.69
EPS - ANALYST VIEW(b)              $   0.44      $   0.15     $   0.49      $   0.69
Shares Outstanding                    5,523         9,600        8,018        10,550


(a) Jefferies & Company analyst estimates, pro forma for the company's follow-on equity offering.

(b) Analyst view represents earnings excluding non-recurring charges taxed at 40%.

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------

TARGET STANDALONE FINANCIAL STATEMENTS


                                                                           Quarter Ended
                                         Fiscal Year Ending May 31,     --------------------
                                     -------------------------------    Aug. 31,    Nov. 31,                    Adjusted
                                       1995       1996        1997        1997       1997E        CY 1998E(c)  CY 1998E(h)
                                     --------   --------    --------    --------    --------       --------    --------
                                                          (In thousands, except earnings per share)
Revenues
 Software, Products & Services       $ 13,495   $ 10,375    $  8,149    $  2,244    $  3,721       $ 19,280    $ 11,001(i)
 Maintenance & Support Services         9,012      9,419      10,121       2,376       2,321          9,981       9,981(j)
                                     --------   --------    --------    --------    --------       --------    --------
 Total Revenues                        22,507     19,794      18,270       4,620       6,042         29,261      20,982

 Software Products & Services           4,118      3,889       2,936         718         997(b)       4,292(d)    3,372(k)
 Maintenance & Support Services         4,374      5,564       5,099       1,127       1,731(b)       7,455(d)    5,856(k)
                                     --------   --------    --------    --------    --------       --------    --------
 Gross Profit                          14,015     10,341      10,235       2,774       3,314         17,514      11,755

 Research & Development                 2,149      1,836       3,066         981         481          2,351(e)   1,373(l)
 Sales, General & Administrative:
          Sales & Marketing                --         --          --          --       1,480          6,931       2,768(m)
          General & Administrative         --         --          --          --       1,344          5,341       2,100(n)
                                     --------   --------    --------    --------    --------       --------    --------
 Sales, General & Administrative        8,326     11,288      10,034       2,724       2,825         12,272       4,868

 Stock Repurchase                          --         --       1,690          --          --             --          --
 Other Special Charges                     --      4,662       2,800          --          --            (87)(f)     (87)(f)
                                     --------   --------    --------    --------    --------       --------    --------
                                       10,475     17,786      17,590       3,705       3,306         14,537       6,154

 Operating Income                       3,540     (7,445)     (7,355)       (930)          8          2,977       5,600

 Interest Expense                          --         --          --         (40)         --            (36)        (36)
 Interest & Other Income                  680        556         367          43        (208)            --          --
                                     --------   --------    --------    --------    --------       --------    --------
 Income Before Income Tax               4,220     (6,889)     (6,988)       (927)       (200)         2,942       5,565

 Income Tax                             1,519     (2,816)     (2,569)       (357)        (77)         1,133(g)    2,142
                                     --------   --------    --------    --------    --------       --------    --------
 Net Income                             2,701     (4,073)     (4,419)       (570)       (123)         1,809       3,422

 Discontinued Ops                         324        347         199          64          --             62          62
                                     --------   --------    --------    --------    --------       --------    --------
 Net Income - Reported               $  3,024   ($ 3,726)   ($ 4,220)   ($   507)   ($   123)      $  1,871    $  3,484
                                     ========   ========    ========    ========    ========       ========    ========
 Net Income - Analyst View (a)       $  4,544   ($ 1,880)   ($ 2,299)   ($   864)   ($   120)      $  1,774    $  3,348
                                     ========   ========    ========    ========    ========       ========    ========

EPS - REPORTED                       $   0.45   ($  0.57)   ($  0.70)   ($  0.09)   ($  0.02)      $   0.30    $   0.57
EPS - ANALYST VIEW(a)                $   0.68   ($  0.29)   ($  0.38)   ($  0.16)   ($  0.02)      $   0.29    $   0.54
 Shares Outstanding                     6,704      6,540       6,007       5,489       5,600          6,160       6,160

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------
FOOTNOTES TO TARGET INCOME STATEMENT

(a) Analyst view represents earnings excluding non-recurring charges taxed at 40%.

(b) Ratio between products and services for 4Q 1997E cost of sales assumed to be in same ratio as FY1997.

(c)  Projections for the year ending November 30, 1998, as provided by Target.

(d) Ratio between products and services 1998E cost of sales assumed to be in same ratio as FY1997.

(e)  Research & Development excludes $879,321 of capitalized software.

(f) Represents net cost savings associated with the closing of the Alameda facility.

(g)  Effective tax rate of 38.5% assumed for reported information.

(h)  Acquiror management estimates for CY1998E.

(i) Represents a 35% increase over the Target's FY1997 revenue from Software, Products & Services.

(j)  Maintenance revenue estimates provided by Target management.

(k)  Gross margins assumed to be the same as reported by the Target for FY1997.

(l) Research & Development assumed to be 50% of Target's pre-capitalized R&D expenditure, capitalized at Acquirors rate of 15%.

(m) Sales & Marketing expense as a cost of revenue assumed to be consistent with historical rate for Acquiror.

(n) General & Administrative Expense represents the Target's projected CY1998E is less officers' salaries, mergers and acquisitions office, accounting office and human resources office expense.

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------

PRO FORMA COMBINED INCOME STATEMENTS FOR FOURTH QUARTER


                                    Fourth Quarter 1997          Operating  Acquisition
                                    -------------------
                                    Acquiror    Target             Adjust.    Adjust.     1997PF
                                    --------   --------           --------   --------    --------
Revenues
 Subscription & License              $ 6,107     $3,721                                  $  9,828
 Services                              4,490      2,321                                     6,811
                                    --------   --------                                  --------
 Total Revenues                       10,597      6,042                                    16,639

 Cost of Revenue                       4,842      2,728                                     7,570
                                    --------   --------                                  --------
 Gross Profit                          5,755      3,314                                     9,069

 Research & Development                  858        481           (120)(c)                  1,219
 Selling General & Administrative      2,692      2,825           (706)(c)                  4,811
 Amortization                            310         --                                       310
 New Goodwill Amortization                --         --                          644(d)       644
 Write-Off of In-process R&D              --         --                       23,915(e)    23,915
 Stock Repurchase                         --         --                                        --
 Non-Recurring Items                     100         --                                       100
                                    --------   --------                                  --------
                                       3,960      3,306                                    30,998

 Operating Income                      1,795          8                                   (21,929)

 Interest Expense                         --                                                   (6)
 Interest & Other Income                 560                                   (437)(f)       123
                                    --------                                             --------
 Income Before Income Tax              2,355                                              (21,812)

 Income Tax                              118                                                   --
                                    --------                                             --------
 Net Income - Reported              $  2,237                                             ($21,812)
                                    ========                                             ========
 Net Income - Analyst View          $  1,473                                             $  1,322
                                    ========                                             ========

EPS - Reported                      $   0.23                                             $(  2.27)
EPS - Analyst View (a)              $   0.15                                             $   0.14

 Shares Outstanding (b)                9,600                                                9,600

----------------

(a) Analyst view represents earnings excluding non-recurring charges taxed at 40%.

(b)  Shares outstanding for Q4 1997 include pro forma impact of equity offering.

(c)  Potential pro forma cost savings estimated by Acquiror.

(d) Represents three months of acquisition created goodwill of $12.9 million amortized over 5 years.

(e) Represents write-off of in-process research & development costs amounting to 65% of purchase price in excess of Target net asset cost.

(f) Represents on quarter of interest at 3.5% earned on cash balances post-offering giving effect to acquisitions.

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------
PRO FORMA COMBINED INCOME STATEMENTS FOR 1998


                                           1998E                Acquis.
                                     -------------------
                                     Acquiror   Target(c)        Adjust.      1998PF
                                     --------   --------        ---------    --------
Revenues
Subscription & License               $ 27,558   $ 11,001                     $ 38,559
Services                               19,458      9,981                       29,439
Total Revenues                         47,016     20,982                       67,998

Cost of Revenue                        20,654      9,228                       29,882
Gross Profit                           26,362     11,755                       38,117

Research & Development                  3,761      1,373                        5,134
Marketing General & Administrative     12,033      4,868                       16,901
Amortization                            1,320         --                        1,320
New Goodwill Amortization                  --         --         2,575 (d)      2,575
Write-Off of In-process R&D                --         --                           --
Stock Repurchase                           --         --                           --

Non-Recurring Items                        --        (87)                         (87)
                                     --------     ------                     --------
                                       17,114      6,154                       25,844

Operating Income                        9,248      5,600                       12,273

Interest Expense                           --                                      --
Interest & Other Income                 2,800                   (1,748)(e)      1,052
Income Before Income Tax               12,048                                  13,325

Income Tax                              4,819                                   5,330
                                     --------                                --------
Net Income - Reported                $  7,229                                $  7,995
                                     ========                                ========
Net Income - Analyst View            $  7,229                                $  7,943
                                     ========                                ========
EPS - Reported                       $   0.69                                $   0.75
EPS - Analyst View (a)               $   0.69                                $   0.76

Shares Outstanding (b)                 10,550                       --         10,550

------------------------
(a) Analyst view represents earnings excluding non-recurring charges taxed at 40%.

(b)  Shares outstanding for 1998E include pro forma impact of equity offering.

(c)  Reflects Acquiror management estimates for CY1998E.

(d) Represents acquisition created goodwill of $12.9 million amortized over 5 years.

(e) Represents interest of 3.5% earned on cash balances post-offering giving effect to acquisitions.

QUADRAMED CORP.                                              HIGHLY CONFIDENTIAL
--------------------------------------------------------------------------------
PRO FORMA COMBINED BALANCE SHEET


                                                 Acquiror(a)  Target     Target  Acquisition      Pro Forma
ASSETS                                             Sep-97     Aug-97     Adjust.   Adjust.         Jun-97
                                                  -------     ------      -----    -------         -------
Cash and cash equivalents                          66,265        372      7,953    (55,771)(c)      18,819
Accounts receivable, net                            7,556      8,615                                16,171
Other current assets                                  575      2,633                                 3,208
                                                   ------     ------                                ------
Total current assets                               74,396     11,620                                38,198

Non-Marketable Investment                           2,500         --                                 2,500
Property and equipment, net                         3,234      2,142                                 5,376
Intangible assets, net                              1,455      2,938                                 4,393
Goodwill                                            6,655         --                                 6,655
New Goodwill                                           --         --                12,877          12,877
Capitalized software costs, net                     1,121         --                                 1,121
Other assets                                          210      3,300                                 3,510
                                                   ------     ------                                ------
Total assets                                       89,571     20,000                                74,630

LIABILITIES
Current maturities of capital lease obligations        58         --                                    58
Accounts payable and accrued expenses               2,313      4,116                                 6,429
Deferred revenue                                    1,226      4,857                                 6,083
Notes payable                                          --      1,000                (1,000)             --
                                                   ------     ------                                ------
Total current liabilities                           3,597      9,974                                12,571

Capital lease obligations, less current portion       366         --                                   366
Long-term debt                                         --      1,000                (1,000)             --
                                                   ------     ------                                ------
Total liabilities                                   3,963     10,974                                12,937
STOCKHOLDERS' EQUITY
Common stock                                       99,627     17,417      7,953    (25,370)(d)      99,627
Retained earnings (deficit)                       (13,728)    (8,390)              (15,524)(d,e)   (37,643)
Deferred compensation                                (291)        --                                  (291)
                                                   ------     ------                                ------
Total stockholders' equity                         85,608      9,027                                61,693

Total Liabilities and Stockholders' Equity         89,571     20,000                                74,630

----------------------
(a) Acquiror balance sheet is pro forma for net proceeds of $49.4 million from its recent equity offering.

(b)  Represents proceeds from exercise of Target options.

(c) Represents cash purchase price net of $8.0 from the exercise of outstanding options and including $2.3 of fees and expenses.

(d)  Elimination of Target equity of $9.0 million.

(e) Includes write-off of 65.0% of in-process research & development, amounting to $23.9 million.

                                   APPENDICES